Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Alliance HealthCare Services, Inc.'s Registration Statement Nos. 333-73314, 333-73316, 333-120130, 333-147654, and 333-161046 on Form S-8 of our report dated March 15, 2013, relating to the financial statements of Alliance-HNI, L.L.C., appearing in this Annual Report on Form 10-K of Alliance HealthCare Services, Inc., for the year ended December 31, 2012.

Costa Mesa, California
March 15, 2013